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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 MARCH 10, 1998
                Date of Report (Date of Earliest Event Reported)




                               NASHUA CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



        1-5492-1                                           02-0170100
(Commission File Number)                  (I.R.S. Employer Identification No.)



                               44 FRANKLIN STREET
                           NASHUA, NEW HAMPSHIRE 03060
                    (Address of Principal Executive Offices)


                                  (603)880-2323
              (Registrant's Telephone Number, Including Area Code)



                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5 - OTHER EVENTS

On March 10, 1998, Nashua Corporation issued the following press release:


                        NASHUA CORPORATION ANNOUNCES PLAN
                          TO SELL PHOTOFINISHING GROUP

                 Will Retain Specialty Coated Products Division

                  Nashua, NH, March 10, 1998 -- Nashua Corporation (NYSE: NSH) today announced that it has agreed to an unsolicited offer to sell its photofinishing operations in the United States, United Kingdom and Canada to a private U.S. company for $52.5 million in cash and the assumption of certain liabilities. These units represent approximately 90% of the Photofinishing Group's $143 million 1997 revenues. Completion of the transaction, which is subject to Federal Trade Commission review under the Hart-Scott-Rodino Act and customary closing conditions, is expected during the second quarter of 1998. Although the Company's Northern Ireland photofinishing operations are not included in this transaction, the Company is engaged in discussions with a number of parties interested in acquiring this business. The Company expects that net proceeds on the disposal of these businesses will approximate net book value. Nashua intends to retain its Specialty Coated Products unit, which the Company had previously announced in November that it planned to sell.

                  Gerald G. Garbacz, Nashua's chairman, president and chief executive officer, stated, "In the process of selling our international photofinishing operations, we received an unsolicited bid for all of our photofinishing business, except Northern Ireland, which was highly attractive and which we have concluded is in the best interest of our shareholders. As a result of our agreement, we can now focus our attention and resources on expanding markets where Nashua's products can be clearly differentiated, add value and generate consistent, sustainable profitable growth. This includes our Specialty Coated Product Division, which we are choosing to retain based on its recent success in key strategic markets and expanding product portfolio."

                  As announced in early November, Nashua retained BT Alex. Brown to assist the Company with the process of selling its international photofinishing operations in Canada, Northern Ireland and the United Kingdom, as well as its Specialty Coated Products Division. At that time, the Company announced its plan to strategically focus its resources on growing its U.S. photofinishing, imaging supplies and label businesses. BT Alex. Brown advised the Company in connection with the transaction announced today.

                  The Company, as previously indicated, expects that a portion of the proceeds would be retained in the continuing businesses with the remainder distributed to shareholders. The Company plans to announce the details concerning distribution of proceeds by mid-year.


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         NASHUA GOING FORWARD

                  As a result of the decision to sell its entire photofinishing business, Nashua will now be composed of three divisions - Specialty Coated Products, Imaging Supplies and Label. The continuing operations of Nashua employ approximately 760 people and reported 1997 sales of $173 million. For further financial information, please refer to Nashua's fourth quarter and year end 1997 financial results which also were announced today.

                  Garbacz continued, "By retaining our Specialty Coated Products unit, we can properly and clearly position Nashua as a premier, independent provider of differentiated imaging products to a broad range of commercial and industrial customers."

         SPECIALTY COATED PRODUCTS

                  Nashua's Specialty Coated Products Division, based in Merrimack, New Hampshire, develops and markets chemical coatings and adhesives that improve the imaging capability or the adhesion characteristics of a broad range of papers and films. The Division's imaging products range from papers coated for thermal printers and fax machines to papers for wide-web ink jet printers. Adhesive papers include water and heat activated papers. The Division has launched and is scheduled to launch a number of new thermal and ink jet offerings during 1997 and 1998 targeting a number of growing markets. The Division, which currently employs approximately 210 people, recorded 1997 sales of $47 million, including sales to the Label Division.

         IMAGING SUPPLIES

                  The Imaging Supplies Division provides competitive, independently produced toners, remanufactured laser printer cartridges and other imaging-related supplies to customers, with a particular emphasis on high-quality Xerox and Ricoh compatible toners. In recent months, Nashua has accelerated the introduction of new products, expanded its manufacturing capabilities, established new distribution agreements, and simplified its offerings and pricing. In addition, the Division is in the process of outsourcing its order processing and logistics operation, which is expected to improve performance and reduce annual operating expenses by more than $1 million when fully implemented in the second quarter of 1998. The Division, which employs approximately 180 people, reported 1997 sales of $73 million.

         LABEL

                  Nashua has long been recognized as a leader in the pressure-sensitive label business, and manufacturing and distributing products for use in data processing, information transfer and product identification. Based in Omaha, Nebraska, Nashua's label operation significantly upgraded its production capabilities through the installment of five state-of-the-art presses in 1997 with further upgrades scheduled for mid-1998. The Omaha facility has laminating capability to service both internal requirements and the label converting industry. The Label Division employs approximately 275 people and reported 1997 sales of $71 million.


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                  Garbacz concluded, "Our Specialty Coated Products operation enjoys significant synergies with our pressure-sensitive label business, improving financial performance and increasing acceptance of its new thermal products in a number of rapidly expanding markets. We believe that our Imaging Supplies Division has the potential for growth due to the combination of new products being introduced and opportunities for new strategic relationships that can further enhance its distribution. In addition, Nashua's Label Division continues to successfully expand its business and boost profitability. This group of manufacturing-based businesses returns Nashua to the core operations upon which this Company was built. I am excited by the value that this alignment of businesses will create for Nashua's customers, employees, business partners and shareholders."

                  This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "is expected," "intends," "plans to," "believe," "expanding," "growing," "will offer" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the successful sale of its photofinishing businesses, the Company's future capital needs, fluctuations in customer demand, intensity of competition from other vendors, timing and acceptance of new product introductions, general economic and industry conditions, and other risks set forth in the Company's filings with the SEC. The Company assumes no obligation to update the information contained in this press release.

                  Nashua Corporation markets specialty imaging products and services to industrial and commercial customers. The Company's products include thermal papers, pressure-sensitive labels and specialty papers, as well as copier, ink jet and laser printer supplies.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           NASHUA CORPORATION



Date:  March 20, 1998                      By  /s/ Paul Buffum
                                              ----------------
                                              Paul Buffum
                                              Vice President, General Counsel
                                              and Secretary